Exhibit 32.1
CERTIFICATION PURSUANT TO
SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     The certification set forth below is being submitted in connection with the accompanying Annual Report of GSC Investment Corp. on Form 10-K/A (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
     Seth M. Katzenstein, the Chief Executive Officer and President and Richard T. Allorto, Jr., the Chief Financial Officer of GSC Investment Corp., each certifies that, to the best of his knowledge:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of GSC Investment Corp.
Date: July 8, 2009

/s/ Seth M. Katzenstein
Name:	Seth M. Katzenstein
Chief Executive Officer and President

/s/ Richard T. Allorto, Jr.
Name:	Richard T. Allorto, Jr.
Chief Financial Officer